Exhibit 4.5

Execution Version

FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT

This FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT, dated as of March 20, 2023 among Bank of America, N.A., as administrative agent for the Credit Agreement Secured Parties (in such capacity and together with its successors and assigns from time in such capacity, and together with any Replacement Representative or Replacement Collateral Agent, as applicable, the “Credit Agreement Agent”), U.S. Bank Trust Company, National Association (“U.S. Bank”), as 2028 Notes Trustee (as defined below) and as collateral agent for the 2028 Notes Secured Parties (in such capacity and together with its successors and assigns from time to time in such capacity, the “2028 Notes Agent”), and each additional Representative and Collateral Agent from time to time party hereto for the Other First Lien Secured Parties of the Series with respect to which it is acting in such capacity, and acknowledged and agreed to by Ritchie Bros. Auctioneers Incorporated, a Canadian corporation (the “Company”) and the other Grantors. Capitalized terms used in this Agreement have the meanings assigned to them in Article I below.

Reference is made to (a) the Credit Agreement, dated as of October 27, 2016 (as amended, restated, amended and restated, supplemented, waived, refinanced, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Company and certain Subsidiaries of the Company party thereto from time to time as Borrowers, the Guarantors party thereto from time to time, the lenders party thereto from time to time, the Credit Agreement Agent and the other parties thereto and (b) the Indenture, dated as of March 15, 2023 (as amended, restated, amended and restated, supplemented, waived, refinanced, replaced or otherwise modified from time to time, the “2028 Notes Indenture”), among the Company, Ritchie Bros. Holdings Inc., a Washington corporation, as the issuer (the “Issuer”), the 2028 Notes Agent, U.S. Bank, as trustee (in such capacity and together with its successors and assigns from time to time in such capacity, the “2028 Notes Trustee”), and the other parties thereto, governing the Issuer’s 6.75% Senior Secured Notes due 2028 (together with any additional notes issued pursuant to the 2028 Notes Indenture, collectively, the “Secured Notes”).

In consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Agreement Agent (for itself and on behalf of the Credit Agreement Secured Parties), the 2028 Notes Agent (for itself and on behalf of the 2028 Notes Secured Parties) and each additional Representative and Collateral Agent (in each case, for itself and on behalf of the Other First Lien Secured Parties of the applicable Series) agree as follows:

Article I.

DEFINITIONS

Section 1.01       Certain Defined Terms.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement or the 2028 Notes Indenture, as applicable, and the following terms which are defined in the UCC and, to the extent applicable pursuant to the applicable choice of law rules, the PPSA (other than Commodity Account, Commodity Contract, Deposit Account, Promissory Note and Letter of Credit Right) are used herein as so defined (and regarding the terms defined in the UCC, if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Certificated Security, Commodity Account, Commodity Contract, Deposit Account, Electronic Chattel Paper, Promissory Note, Instrument, Letter of Credit Right, Securities Entitlement, Securities Account and Tangible Chattel Paper. As used in this Agreement, the following terms have the meanings specified below:

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“2028 Notes Agent” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“2028 Notes Collateral Documents” means (a) the U.S. Security Agreement (as defined in the 2028 Notes Indenture), (b) the Canadian Security Agreement (as defined in the 2028 Notes Indenture) and (c) any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any 2028 Notes Obligations or to perfect such Lien (as each may be amended, restated, supplemented or otherwise modified from time to time).

“2028 Notes Documents” means the 2028 Notes Indenture, the Secured Notes and any other debt securities issued under the 2028 Notes Indenture, each 2028 Notes Collateral Document and each of the other agreements, documents and instruments providing for or evidencing any other 2028 Notes Obligations, as each may be amended, restated, supplemented or otherwise modified from time to time.

“2028 Notes Indenture” shall have the meaning assigned to such term in the recitals to this Agreement.

“2028 Notes Obligations” means the “Obligations” (as defined in the 2028 Notes Indenture) in respect of the Secured Notes.

“2028 Notes Secured Parties” means the holders of any 2028 Notes Obligations, the 2028 Notes Agent and the 2028 Notes Trustee.

“2028 Notes Trustee” shall have the meaning assigned to such term in the recitals to this Agreement.

“Additional First Lien Representative” means with respect to each Series of Other First Lien Obligations, the Person serving as administrative agent, trustee or in a similar capacity for such Series of Other First Lien Obligations and named as such in the applicable Joinder Agreement delivered pursuant to Section 5.19 hereof, together with its successors in such capacity.

“Additional First Lien Collateral Agent” means with respect to each Series of Other First Lien Obligations, the Person serving as collateral agent (or the equivalent) for such Series of Other First Lien Obligations and named as such in the applicable Joinder Agreement delivered pursuant to Section 5.19 hereof, together with its successors in such capacity.

“Additional First Lien Debt” shall have the meaning assigned to such term in Section 5.19.

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“Additional First Lien Secured Parties” shall have the meaning assigned to such term in Section 5.19.

“Agreement” shall mean this Agreement, as amended, restated, renewed, extended, supplemented, waived, replaced or otherwise modified from time to time in accordance with the terms hereof.

“Applicable Collateral Agent” means with respect to any Common Collateral (i) until the earlier of (x) the Discharge of Credit Agreement and (y) the Non-Controlling Representative Enforcement Date, the Credit Agreement Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement and (y) the Non-Controlling Representative Enforcement Date, the Collateral Agent for the Series of First Lien Obligations represented by the Major Non-Controlling Representative; provided, in each case, that if there shall occur one or more Non-Controlling Representative Enforcement Dates, the Applicable Collateral Agent shall be the Collateral Agent for the Series of First Lien Obligations represented by the Major Non-Controlling Representative in respect of the most recent Non-Controlling Representative Enforcement Date.

“Applicable Representative” means (i) until the earlier of (x) the Discharge of Credit Agreement and (y) the Non-Controlling Representative Enforcement Date, the Credit Agreement Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement and (y) the Non-Controlling Representative Enforcement Date, the Major Non-Controlling Representative; provided, in each case, that if there shall occur one or more Non-Controlling Representative Enforcement Dates, the Applicable Representative shall be the Representative that is the Major Non-Controlling Representative in respect of the most recent Non-Controlling Representative Enforcement Date.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 USC § 101, et seq., as amended from time to time.

“Bankruptcy Law” shall mean the Bankruptcy Code, the BIA, the CCAA, and the Winding-Up and Restructuring Act (Canada), and any similar federal, state, provincial, territorial or foreign law for the relief of debtors, or any arrangement, reorganization, receivership, administration, administrative receivership, insolvency, moratorium, assignment for the benefit of creditors, any other marshaling of assets and/or liabilities of a Grantor and/or its affiliates, or any similar law relating to or affecting creditors’ rights generally, including any applicable corporations legislation to the extent the relief sough under such corporations legislation relates to or involves the compromise, settlement or adjustment or arrangement of debt.

“Bankruptcy or Insolvency Case” shall have the meaning assigned to such term in Section 2.05(b).

“BIA” means the Bankruptcy and Insolvency Act (Canada), as amended from time to time.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada), as amended from time to time.

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“Collateral” means all assets and properties subject to, or purported to be subject to, Liens created pursuant to any First Lien Collateral Document to secure one or more Series of First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Secured Party.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Agent, (ii) in the case of the 2028 Notes Obligations, the 2028 Notes Agent and (iii) in the case of any other Series of Other First Lien Obligations that become subject to this Agreement after the date hereof, the Additional First Lien Collateral Agent for such Series in the applicable Joinder Agreement.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Representatives or Collateral Agents on behalf of such holders) hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien in any Collateral at such time, then such Collateral shall constitute Common Collateral for those Series of First Lien Obligations that hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien in such Collateral at such time and shall not constitute Common Collateral for any Series which does not hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien in such Collateral at such time.

“Company” shall have the meaning set forth in the recitals hereto and shall include any successor borrower or successor guarantor, as applicable, under and as defined in the Credit Agreement, the 2028 Notes Indenture and each Other First Lien Agreement.

“Control Collateral” means any Common Collateral consisting of any Certificated Security, Instrument (each as defined in the UCC or PPSA, as applicable), rights, cash and any other Common Collateral as to which a first priority Lien shall or may be perfected through possession or control by the secured party or any agent therefor under the UCC or PPSA, as applicable.

“Controlling Secured Parties” means (i) at any time when the Credit Agreement Agent is the Applicable Collateral Agent, the Credit Agreement Secured Parties and (ii) at any other time, the Series of First Lien Secured Parties whose Representative is the Applicable Representative.

“Credit Agreement” shall have the meaning assigned to such term in the recitals hereto and shall also include any Replacement Credit Agreement.

“Credit Agreement Agent” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

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“Credit Agreement Collateral Documents” means the Collateral Documents (as defined in the Credit Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Credit Agreement Obligations or to perfect such Lien (as each may be amended, restated, supplemented or otherwise modified from time to time).

“Credit Agreement Documents” shall mean the credit, guarantee and security documents governing the Credit Agreement Obligations, including, without limitation, the Credit Agreement, each Credit Agreement Hedge Agreement, each Secured Cash Management Agreement (as defined in the Credit Agreement) constituting Credit Agreement Obligations, the Credit Agreement Collateral Documents and any other “Loan Documents” as defined in the Credit Agreement.

“Credit Agreement Hedge Agreement” means a Secured Hedge Agreement (as defined in the Credit Agreement).

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement and including:

(a)            (i) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Credit Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instrument issued pursuant to the Credit Agreement, (iii) all obligations with respect to Credit Agreement Hedge Agreements and all amounts owing in respect of Secured Cash Management Agreements (as defined in the Credit Agreement) and (iv) all guarantee obligations, fees, expenses and all other obligations under the Credit Agreement and the other Loan Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; and

(b)            to the extent any payment with respect to any Credit Agreement Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Other First Lien Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Credit Agreement Secured Parties and the Other First Lien Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the Credit Agreement Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the Credit Agreement Secured Parties and the Other First Lien Secured Parties, be deemed to continue to accrue and be added to the amount to be calculated as the “Credit Agreement Obligations.”

“Credit Agreement Secured Parties” means, at any relevant time, the holders of Credit Agreement Obligations at such time, including without limitation the lenders and agents (including the Credit Agreement Agent) under the Credit Agreement, each Cash Management Bank (as defined in the Credit Agreement) under Secured Cash Management Agreements (as defined in the Credit Agreement), each Foreign Credit Facilities Bank (as defined in the Credit Agreement) under each Secured Foreign Credit Facility (as defined in the Credit Agreement), each Hedge Bank (as defined in the Credit Agreement) under each Secured Hedge Agreement and any other holder of “Secured Obligations” as defined in the Credit Agreement Collateral Documents.

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“Default” means a “Default” (or similarly defined term) as defined in any First Lien Document.

“Designation” means a designation of either Additional First Lien Debt or Indebtedness under a Replacement Credit Agreement in substantially the form of Exhibit B attached hereto.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by, or required to be secured by, any Common Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement” means, except to the extent otherwise provided in Section 2.06, the Discharge of the Credit Agreement Obligations; provided that the Discharge of Credit Agreement shall be deemed not to have occurred if a Replacement Credit Agreement is entered into.

“Equity Release Proceeds” shall have the meaning assigned to such term in Section 2.04(a).

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any First Lien Document.

“First Lien Collateral Documents” means, collectively, (i) the Credit Agreement Collateral Documents, (ii) the 2028 Notes Collateral Documents and (iii) the Other First Lien Collateral Documents.

“First Lien Documents” means (i) the Credit Agreement Documents, (ii) the 2028 Notes Documents and (iii) each Other First Lien Document.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Other First Lien Obligations.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Other First Lien Secured Parties with respect to each Series of Other First Lien Obligations.

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“Grantors” means the Company and each Subsidiary of the Company which has granted a security interest pursuant to any First Lien Collateral Document to secure any Series of First Lien Obligations.

“Impairment” shall have the meaning assigned to such term in Section 2.01(b)(ii).

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Credit Agreement or any Other First Lien Agreement, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a)            any voluntary or involuntary case commenced or proceeding by or against the Company or any other Grantor under the Bankruptcy Code or any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, (including the filing of a notice of intention to make a proposal under the BIA or a proposal is filed), any receivership, interim receivership, assignment for the benefit of creditors, or liquidation relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such;

(b)            any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether voluntary or involuntary and whether or not involving bankruptcy or insolvency; or

(c)            any other proceeding of any type or nature, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(b)(i).

“Issuer” shall have the meaning set forth in the recitals hereto and shall include any successor borrower or successor issuer, as applicable, under and as defined in the Credit Agreement, the 2028 Notes Indenture and each Other First Lien Agreement.

“Joinder Agreement” means a document in the form of Exhibit A to this Agreement required to be delivered by a Representative to each Collateral Agent and each other Representative pursuant to Section 5.19 of this Agreement in order to create an additional Series of Other First Lien Obligations or a Refinancing of any Series of First Lien Obligations and add Other First Lien Secured Parties hereunder.

“Junior Lien Intercreditor Agreement” means any Intercreditor Agreement entered into on or after the date hereof, by and among the Credit Agreement Agent, the 2028 Notes Agent (if applicable), any Additional First Lien Collateral Agent (if applicable) and any “Second Priority Collateral Agent” (or any such Person with responsibilities customarily associated with such title) under any Indebtedness secured on a junior lien basis to the First Lien Obligations and certain other persons party or that may become party thereto from time to time.

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“Lien” shall have the meaning assigned to such term in the Credit Agreement.

“Major Non-Controlling Representative” means the Representative of the Series of First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations, but solely to the extent that such Series of Other First Lien Obligations has a larger aggregate principal amount than the Credit Agreement Obligations then outstanding; provided, that if there are two outstanding Series of First Lien Obligations which have an equal outstanding principal amount, the Series of First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition. For purposes of this definition, “principal amount” shall be deemed to include the face amount of any outstanding letter of credit issued under the particular Series.

“Non-Controlling Representative” means, at any time, each Representative that is not the Applicable Representative at such time.

“Non-Controlling Representative Enforcement Date” means, with respect to any Non-Controlling Representative, the date which is 180 days (throughout which 180-day period such Non-Controlling Representative was the Major Non-Controlling Representative) after the occurrence of both (i) an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Representative is the Representative) and (ii) each Collateral Agent’s and each other Representative’s receipt of written notice from such Non-Controlling Representative certifying that (x) such Non-Controlling Representative is the Major Non-Controlling Representative and that an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Representative is the Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Representative is the Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First Lien Document; provided that the Non-Controlling Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Applicable Collateral Agent acting on the instructions of the Applicable Representative has commenced and is diligently pursuing any enforcement action with respect to Common Collateral, (2) at any time the Grantor that has granted a security interest in Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) if the acceleration of the First Lien Obligations of the Series with respect to which such Non-Controlling Representative (if any) is rescinded in accordance with the terms of the applicable Other First Lien Document.

“Non-Controlling Secured Parties” means the First Lien Secured Parties which are not Controlling Secured Parties.

“Other First Lien Agreement” means any indenture, notes, credit agreement (excluding the Credit Agreement) or other agreement, document (including any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Other First Lien Agreement) or instrument, including the 2028 Notes Agreement, pursuant to which any Grantor has or will incur Other First Lien Obligations; provided that, in each case, the Indebtedness thereunder (other than the 2028 Notes Obligations) has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.19. For avoidance of doubt, a Replacement Credit Agreement shall not constitute an Other First Lien Agreement.

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“Other First Lien Collateral Agents” means each of the Collateral Agents other than the Credit Agreement Agent.

“Other First Lien Collateral Documents” means the “Collateral Documents” or similarly defined term (in each case as defined in the applicable Other First Lien Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Other First Lien Obligations or to perfect such Lien (as each may be amended, restated, supplemented or otherwise modified from time to time).

“Other First Lien Documents” means, with respect to the 2028 Notes Obligations or any Series of Other First Lien Obligations, the Other First Lien Agreements, including the 2028 Notes Agreement, the 2028 Notes Documents and the Other First Lien Collateral Documents applicable thereto and each other agreements, documents and instruments providing for or evidencing any Other First Lien Obligation, as each may be amended, restated, supplemented or otherwise modified from time to time; provided that, in each case, the Indebtedness thereunder (other than the 2028 Notes Obligations) has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.19 hereto. For avoidance of doubt, Credit Agreement Hedge Agreements, agreements evidencing Secured Foreign Credit Facilities and Secured Cash Management Agreements shall not constitute Other First Lien Documents.

“Other First Lien Obligations” means all amounts owing to any Other First Lien Secured Party (including any 2028 Notes Secured Party) pursuant to the terms of any Other First Lien Document (including the 2028 Notes Documents), including all amounts in respect of any principal, interest (including any Post-Petition Interest), premium (if any), penalties, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, in each case, whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. Other First Lien Obligations shall include any Registered Equivalent Notes and guarantees thereof by the Grantors issued in exchange therefor.

“Other First Lien Secured Parties” means the holders of any Other First Lien Obligations and any Representative and Collateral Agent with respect thereto and shall include the 2028 Notes Secured Parties.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government or governmental unit, and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Credit Agreement Documents or Other First Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

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“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect, provided however, if attachment, perfection or priority of the Applicable Collateral Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, “PPSA” shall means those personal property security laws in such other jurisdiction (including the Civil Code (Quebec)) for the purposes of the provisions hereof relating to such attachment, perfection, opposability or priority and for the definitions relating to such provisions, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a).

“Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees and collateral provisions) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Replacement Collateral Agent” means, in respect of any Replacement Credit Agreement, the collateral agent or person serving in similar capacity under the Replacement Credit Agreement.

“Replacement Credit Agreement” means any loan agreement, indenture or other agreement that (i) Refinances the Credit Agreement in accordance with Section 2.08 hereof so long as, after giving effect to such Refinancing, the agreement that was the Credit Agreement immediately prior to such Refinancing is no longer secured, or required to be secured, by any of the Collateral and (ii) becomes the Credit Agreement hereunder by designation as such pursuant to Section 5.19; provided that each of the other requirements of Section 5.19 are complied with.

“Replacement Representative” means, in respect of any Replacement Credit Agreement, the administrative agent, trustee or person serving in similar capacity under the Replacement Credit Agreement.

“Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Credit Agreement Agent, (ii) in the case of the 2028 Notes Obligations or the 2028 Notes Secured Parties, the 2028 Notes Trustee, and (iii) in the case of any other Series of Other First Lien Obligations or Other First Lien Secured Parties that becomes subject to this Agreement after the date hereof, the Additional First Lien Representative for such Series.

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“Secured Notes” shall have the meaning set forth in the recitals herein.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the 2028 Notes Secured Parties (in their capacities as such) and (iii) the Other First Lien Secured Parties (in their capacities as such) that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Other First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the 2028 Notes Obligations and (iii) the Other First Lien Obligations incurred pursuant to any Other First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Other First Lien Obligations).

“Subsidiary” shall mean any “Subsidiary” of the Company as defined in the Credit Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

“Underlying Assets” shall have the meaning assigned to such term in Section 2.04(a).

Section 1.02       Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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Article II.

PRIORITIES AND AGREEMENTS WITH RESPECT TO COMMON COLLATERAL

Section 2.01        Priority of Claims.

(a)            Anything contained herein or in any of the First Lien Documents to the contrary notwithstanding (but subject to Section 2.01(b) and 2.11), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent is taking action to enforce rights in respect of any Collateral, or any distribution is made in respect of any Common Collateral in any Insolvency or Liquidation Proceeding of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) or otherwise with respect to any Common Collateral, the proceeds of any sale, collection or other liquidation of any Common Collateral or Equity Release Proceeds received by any First Lien Secured Party or received by the Applicable Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement or otherwise with respect to such Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following clause THIRD below) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) or otherwise (all proceeds of any sale, collection or other liquidation of any Collateral comprising either Common Collateral or Equity Release Proceeds and all proceeds of any such distribution and any proceeds of any insurance covering the Common Collateral received by the Applicable Collateral Agent and not returned to any Grantor under any First Lien Document being collectively referred to as “Proceeds”), shall be applied by the Applicable Collateral Agent in the following order:

(i)            FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) and each Representative (in its capacity as such) secured by such Common Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, including all reasonable costs and expenses incurred by each such Collateral Agent (in its capacity as such) and each such Representative (in its capacity as such) in connection with such collection or sale or otherwise in connection with this Agreement, any other First Lien Document or any of the First Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable fees, costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other First Lien Documents and all fees and indemnities owing to such Collateral Agents and Representatives, ratably to each such Collateral Agent and Representative in accordance with the amounts payable to it pursuant to this clause FIRST;

(ii)            SECOND, subject to Sections 2.01(b) and 2.11, to the extent Proceeds remain after the application pursuant to preceding clause (i), to each Representative for the payment in full of the First Lien Obligations of each Series secured by such Common Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, and, if the amount of such Proceeds are insufficient to pay in full the First Lien Obligations of each Series so secured then such Proceeds shall be allocated among the Representatives of each Series secured by such Common Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, pro rata according to the amounts of such First Lien Obligations owing to each such respective Representative and the other First Lien Secured Parties represented by it for distribution by such Representative in accordance with its respective First Lien Documents; and

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(iii)            THIRD, any balance of such Proceeds remaining after the application pursuant to the preceding clauses (i) and (ii), to the Grantors, their successors or assigns, or to whomever may be lawfully entitled to receive the same, including pursuant to any Junior Lien Intercreditor Agreement.

If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).

(b)            (i) Notwithstanding the foregoing, with respect to any Common Collateral or Equity Release Proceeds for which a third party (other than a First Lien Secured Party) has a Lien that is junior in priority to the Lien of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the Lien of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Common Collateral, Equity Release Proceeds or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral, Equity Release Proceeds or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(ii)            In furtherance of the foregoing and without limiting the provisions of Section 2.03, it is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) (1) bear the risk of any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have a valid and perfected security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations and (2) not take into account for purposes of this Agreement the existence of any Collateral (other than Equity Release Proceeds) for any other Series of First Lien Obligations that is not Common Collateral (any such condition referred to in the foregoing clauses (1) or (2) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code or other applicable Bankruptcy Law), any reference to such First Lien Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

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(c)            It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then existing First Lien Documents and subject to any limitations set forth in this Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(d)            Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Common Collateral and notwithstanding any provision of the UCC of any jurisdiction, or any provision of the PPSA, as applicable, or any other applicable law or the First Lien Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 2.01(b)), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Common Collateral shall be of equal priority.

(e)            Notwithstanding anything in this Agreement or any other First Lien Document to the contrary, prior to the Discharge of Credit Agreement, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit pursuant to the Credit Agreement shall be applied as specified in the Credit Agreement and will not constitute Common Collateral.

Section 2.02        Actions with Respect to Common Collateral; Prohibition on Contesting Liens.

(a)            Notwithstanding Section 2.01, (i) only the Applicable Collateral Agent shall act or refrain from acting with respect to Common Collateral (including with respect to any other intercreditor agreement with respect to any Common Collateral), (ii) the Applicable Collateral Agent shall act only on the instructions of the Applicable Representative and shall not follow any instructions with respect to such Common Collateral (including with respect to any other intercreditor agreement with respect to any Common Collateral) from any Non-Controlling Representative (or any other First Lien Secured Party other than the Applicable Representative) and (iii) no Other First Lien Secured Party shall or shall instruct any Collateral Agent to, and any other Collateral Agent that is not the Applicable Collateral Agent shall not, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, receiver/manager, interim receiver, monitor, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Common Collateral (including with respect to any other intercreditor agreement with respect to Common Collateral), whether under any First Lien Collateral Document (other than the First Lien Collateral Documents applicable to the Applicable Collateral Agent), applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting in accordance with the First Lien Collateral Documents applicable to it, shall be entitled to take any such actions or exercise any remedies with respect to such Common Collateral at such time.

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(b)            Without limiting the provisions of Section 4.02, each Non-Controlling Representative and Collateral Agent that is not the Applicable Collateral Agent hereby appoints the Applicable Collateral Agent as its agent and authorizes the Applicable Collateral Agent to exercise any and all remedies under each First Lien Collateral Document with respect to Common Collateral and to execute releases in connection therewith.

(c)            Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations granted on the Common Collateral, the Applicable Collateral Agent (acting on the instructions of the Applicable Representative) may deal with the Common Collateral as if such Applicable Collateral Agent had a senior and exclusive Lien on such Common Collateral. No Non-Controlling Representative, Non-Controlling Secured Party or Collateral Agent that is not the Applicable Collateral Agent will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Representative or the Controlling Secured Parties or any other exercise by the Applicable Collateral Agent, the Applicable Representative or the Controlling Secured Parties of any rights and remedies relating to the Common Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, the Collateral Agent or Representative with respect to any Collateral not constituting Common Collateral.

(d)            Each of the Collateral Agents (other than the Credit Agreement Agent) and the Representatives (other than the Credit Agreement Agent) agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Other First Lien Obligations (other than funds deposited for the satisfaction, discharge or defeasance of any Other First Lien Agreement) other than pursuant to the First Lien Collateral Documents, and by executing this Agreement (or a Joinder Agreement), each such Collateral Agent and each such Representative and the Series of First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First Lien Collateral Documents applicable to it.

(e)            Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any Collateral Agent or any Representative to enforce this Agreement or (ii) the rights of any First Lien Secured Party to contest or support any other Person in contesting the enforceability of any Lien purporting to secure obligations not constituting First Lien Obligations.

Section 2.03        No Interference; Payment Over; Exculpatory Provisions.

(a)            Each First Lien Secured Party agrees that (i) it will not challenge or question or support any other Person in challenging or questioning in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Collateral Document or the validity, attachment, perfection or priority of any Lien under any First Lien Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to and shall not otherwise (A) direct the Applicable Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Common Collateral (including pursuant to any other intercreditor agreement) or (B) consent to, or object to, the exercise by, or any forbearance from exercising by, the Applicable Collateral Agent or any other First Lien Secured Party represented thereby of any right, remedy or power with respect to any Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent or any other First Lien Secured Party represented thereby seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Collateral Agent or any other First Lien Secured Party to enforce this Agreement, including Section 2.01(b) hereof.

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(b)            Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Common Collateral or shall realize any proceeds or payment in respect of any Common Collateral, pursuant to any First Lien Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any other intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Common Collateral, proceeds or payment in trust for the other First Lien Secured Parties having a security interest in such Common Collateral and promptly transfer any such Common Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed by such Applicable Collateral Agent in accordance with the provisions of Section 2.01(a) hereof.

(c)            None of the Applicable Collateral Agent, any Applicable Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Representative or other First Lien Secured Party with respect to any Collateral in accordance with the provisions of this Agreement.

Section 2.04        Automatic Release of Liens.

(a)            If, at any time, any Common Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Applicable Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Series of First Lien Secured Parties (or in favor of such other First Lien Secured Parties if directly secured by such Liens) upon such Common Collateral will automatically be released and discharged upon final conclusion of such disposition as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Common Collateral are released and discharged; provided that any proceeds of any Common Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof. If in connection with any such foreclosure or other exercise of remedies by the Applicable Collateral Agent, the Applicable Collateral Agent or related Applicable Representative of such Series of First Lien Obligations releases any guarantor from its obligation under a guarantee of the Series of First Lien Obligations for which it serves as agent or representative prior to a Discharge of such Series of First Lien Obligations, such guarantor shall be released from its guarantee of all other First Lien Obligations. If in connection with any such foreclosure or other exercise of remedies by the Applicable Collateral Agent, in each case, prior to the Discharge of such Series of First Lien Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Applicable Collateral Agent releases its Lien on the property or assets of such Person constituting Common Collateral, then the Liens of each other Collateral Agent (or in favor of such other First Lien Secured Parties if directly secured by such Liens) with respect to any Collateral consisting of the property or assets of such Person constituting Common Collateral will be automatically released and discharged to the same extent as the Liens of the Applicable Collateral Agent are released and discharged; provided that any proceeds of any such equity interests foreclosed upon where the Applicable Collateral Agent releases its Lien on the assets of such Person on which another Series of First Lien Obligations holds a Lien on any of the assets of such Person (any such assets, the “Underlying Assets”) which Lien is released as provided in this sentence (any such Proceeds being referred to herein as “Equity Release Proceeds” regardless of whether or not such other Series of First Lien Obligations holds a Lien on such equity interests so disposed of) shall be applied pursuant to Section 2.01 hereof.

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(b)            Without limiting the rights of the Applicable Collateral Agent under Section 4.02, each Collateral Agent and each Representative agrees to execute and deliver (at the sole cost and expense, including legal costs and expenses, of the Grantors) all such authorizations and other instruments as shall reasonably be requested in writing by the Applicable Collateral Agent, upon which each such Collateral Agent and each such Representative may conclusively rely without investigation, to evidence and confirm any release of Common Collateral, Underlying Assets or guarantee provided for in this Section. None of each such Collateral Agent and each such Representative shall be liable for any action taken or omitted to be taken pursuant to any such request.

Section 2.05        Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)            This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Bankruptcy Law by or against any Grantor or any of its subsidiaries.

(b)            If any Grantor shall become subject to a case or proceeding (a “Bankruptcy or Insolvency Case”) under any Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code, Section 11.2 of the CCAA, Section 50.6 of the BIA, or, if applicable, the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party (other than any Controlling Secured Party or any Representative of any Controlling Secured Party) agrees that it will not raise any objection to any such financing or to the Liens on the Common Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless a Representative of the Controlling Secured Parties shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth herein), in each case, so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy or Insolvency Case, (B) if available under applicable Bankruptcy Law, the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First Lien Secured Parties as set forth in this Agreement (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement and (D) if any First Lien Secured Parties are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a) of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right (but not the obligation) to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Representative that shall not constitute Common Collateral; provided further that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

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(c)            If any First Lien Secured Party is granted adequate protection (i) in the form of Liens on any additional collateral, then each other First Lien Secured Party shall be entitled to seek, and each First Lien Secured Party will consent and not object to, adequate protection in the form of Liens on such additional collateral with the same priority vis-à-vis the First Lien Secured Parties as set forth in this Agreement, (ii) in the form of a superpriority or other administrative claim, then each other First Lien Secured Party shall be entitled to seek, and each First Lien Secured Party will consent and not object to, adequate protection in the form of a pari passu superpriority or administrative claim or (iii) in the form of periodic or other cash payments, then the proceeds of such adequate protection must be applied to all First Lien Obligations pursuant to Section 2.01.

(d)            This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective and applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor and debtor in possession, as such terms are defined in Sections 101 and 1101 of the Bankruptcy Code. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

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Section 2.06       Reinstatement.

In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference or transfer-at-undervalue under any Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash. This Section 2.06 shall survive termination of this Agreement.

Section 2.07        Insurance and Condemnation Awards.

As among the First Lien Secured Parties, the Applicable Collateral Agent (acting at the direction of the Applicable Representative) shall have the right, but not the obligation, to adjust or settle any insurance policy or claim covering or constituting Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. To the extent any Collateral Agent or any other First Lien Secured Party receives proceeds of such insurance policy and such proceeds are not permitted or required to be returned to any Grantor under the applicable First Lien Documents, such proceeds shall be turned over to the Applicable Collateral Agent for application as provided in Section 2.01 hereof.

Section 2.08        Refinancings.

The First Lien Obligations of any Series may, subject to Section 5.19, be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any First Lien Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that if such Refinancing Indebtedness is required to be secured on a pari passu basis with the First Lien Obligations, the Representative and Collateral Agent of the holders of any such Refinancing Indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing Indebtedness; provided further that nothing in this Section 2.08 shall affect any limitation on any such Refinancing that is set forth in the First Lien Documents in respect of the First Lien Obligations of any other Series. If such Refinancing Indebtedness is intended to constitute a Replacement Credit Agreement, the Company shall so state in its Designation in accordance with Section 5.19(b)(ii)(b).

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Section 2.09        Gratuitous Bailee/Agent for Perfection.

(a)            The Control Collateral constituting Common Collateral shall be delivered to the Applicable Collateral Agent and the Applicable Collateral Agent agrees to hold any Control Collateral constituting Common Collateral and any other Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC or similar provisions of the PPSA, as applicable) and any assignee solely for the purpose of perfecting the security interest granted in such Common Collateral, if any, pursuant to the applicable First Lien Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)            Each Collateral Agent agrees to hold any Control Collateral constituting Common Collateral and any other Common Collateral from time to time in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Common Collateral, if any, pursuant to the applicable First Lien Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c)            No Collateral Agent shall have any obligation whatsoever to any First Lien Secured Party to ensure that the Control Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.09. The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Control Collateral constituting Common Collateral or any other Common Collateral in its possession or control as gratuitous bailee in accordance with this Section 2.09 and delivering the Control Collateral constituting Common Collateral as provided in clause (e) below.

(d)            None of the Collateral Agents or any of the First Lien Secured Parties shall have by reason of the First Lien Documents, this Agreement or any other document a fiduciary relationship in respect of the other Collateral Agents or any other First Lien Secured Party, and each Collateral Agent and each First Lien Secured Party hereby waives and releases the other Collateral Agents and First Lien Secured Parties from all claims and liabilities arising pursuant to any Collateral Agent’s role under this Section 2.09 as gratuitous bailee with respect to the Control Collateral constituting Common Collateral or any other Common Collateral in its possession or control.

(e)            At any time the Applicable Collateral Agent is no longer the Applicable Collateral Agent, such outgoing Applicable Collateral Agent shall deliver the remaining Control Collateral constituting Common Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), first, to the then Applicable Collateral Agent to the extent First Lien Obligations remain outstanding and second, to the applicable Grantor to the extent no First Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Common Collateral) or to whomever may be lawfully entitled to receive the same. The outgoing Applicable Collateral Agent further agrees to take all other action reasonably requested in writing by the then Applicable Collateral Agent at the expense of the Company in connection with the then Applicable Collateral Agent obtaining a first-priority security interest in the Common Collateral. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct or gross negligence.

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Section 2.10        Amendments to First Lien Collateral Documents.

(a)            Without the prior written consent of each other Collateral Agent, each Collateral Agent agrees that no First Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new First Lien Collateral Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b)            In determining whether an amendment to any First Lien Collateral Document is permitted by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Company stating that such amendment is permitted by this Section 2.10.

Section 2.11        Similar Liens and Agreements.

(a)            Subject to Section 2.11(b) below, the parties hereto agree that it is their intention that the Collateral be identical for all First Lien Secured Parties provided that this provision will not be violated with respect to any particular Series of First Lien Obligations if the First Lien Documents in respect thereof prohibit the applicable collateral agent from accepting a Lien on such asset or property or such collateral agent otherwise expressly declines to accept a Lien on such asset or property. In furtherance of, but subject to, the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:

(i)            upon written request by any Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time (at the sole cost and expense, including legal costs and expenses, of the Grantors) in order to determine the specific items included in the Common Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Credit Agreement Documents and the Other First Lien Documents; and

(ii)            that the documents and agreements creating or evidencing the Liens on Common Collateral securing the Credit Agreement Obligations and the Other First Lien Obligations shall, subject to the terms and conditions of Section 5.2, be in all material respects the same forms of documents as one another, except that the documents and agreements creating or evidencing the Liens securing the Other First Lien Obligations may contain additional provisions as may be necessary or appropriate to establish the intercreditor arrangements among the various separate classes of creditors holding Other First Lien Obligations.

(b)            Notwithstanding anything in this Agreement to the contrary, cash and cash equivalents may be pledged to secure reimbursement obligations in respect of letters of credit, bank guarantees or similar instruments issued pursuant to a particular Series of First Lien Obligations without granting a Lien thereon to secure any other Series of First Lien Obligations, as applicable, pursuant to which such letters of credit were issued and will not constitute Common Collateral.

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Article III.

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever any Applicable Collateral Agent or any Applicable Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Common Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Representative or each other Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if a Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Applicable Collateral Agent or Applicable Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Applicable Collateral Agent and each Applicable Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

Article IV.

THE APPLICABLE COLLATERAL AGENT

Section 4.01        Authority.

(a)            Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Common Collateral in accordance with Section 2.01 hereof.

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(b)            In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Common Collateral as provided herein and in the First Lien Collateral Documents, as applicable, for which the Applicable Collateral Agent is the collateral agent of such Common Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Collateral Agent, the Applicable Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Common Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Common Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which any such Collateral Agent, Representative or any First Lien Secured Party represented by it take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Collateral Documents or any other agreement related thereto or in connection with the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations; provided that nothing in this clause (i) shall be construed to prevent or impair the rights of any Collateral Agent or Representative to enforce this Agreement, (ii) any election by any Applicable Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent applicable provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent applicable provision of any other Bankruptcy Law (or provision of any order made by a court of competent jurisdiction in any Bankruptcy or Insolvency Case), by the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Collateral Agent shall not (A) accept any Common Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the UCC of any jurisdiction or the PPSA as applicable, without the consent of each Representative representing holders of First Lien Obligations for whom such Collateral constitutes Common Collateral or (B) “credit bid” for or purchase (other than for cash) Common Collateral at any public, private or judicial foreclosure upon such Common Collateral, without the consent of each Representative representing holders of First Lien Obligations for whom such Collateral constitutes Common Collateral.

Section 4.02        Power-of-Attorney.

Each Non-Controlling Representative and Collateral Agent that is not the Applicable Collateral Agent, for itself and on behalf of the First Lien Secured Parties of the Series for whom it is acting, hereby irrevocably appoints the Applicable Collateral Agent and any officer or agent of the Applicable Collateral Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Non-Controlling Representative, Collateral Agent or First Lien Secured Party, to take any and all appropriate action and to execute any and all documents and instruments (at the sole cost and expense, including legal costs and expenses, of the Grantors) which may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each First Lien Collateral Document with respect to Common Collateral and the execution of releases in connection therewith. The Applicable Collateral Agent shall be entitled to conclusively rely on an officer’s certificate of the Company stating in good faith that such action is authorized by the terms of this Agreement and the First Lien Documents.

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Article V.

MISCELLANEOUS

Section 5.01        Conflicts/Integration.

In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents the provisions of this Agreement shall govern. This Agreement together with the other First Lien Documents represents the entire agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by any Representative, Collateral Agent or First Lien Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein.

Section 5.02        Effectiveness; Continuing Nature of this Agreement; Severability.

(a)            This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

(b)            This is a continuing agreement, and the First Lien Secured Parties of any Series may continue, at any time and without notice to any First Lien Secured Party of any other Series, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereon. This Agreement shall terminate and be of no further force and effect with respect to any Representative or Collateral Agent or the First Lien Secured Parties represented by such Representative or Collateral Agent and their First Lien Obligations, on the date on which no First Lien Obligations of such First Lien Secured Parties are any longer secured by, or required to be secured by, any of the Collateral pursuant to the terms of the applicable First Lien Documents, subject to the rights of the First Lien Secured Parties under Section 2.06; provided, however, that such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

(c)            The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.03        Amendments; Waivers.

(a)            No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. This Agreement together with the other First Lien Documents represents the entire agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by any Representative, Collateral Agent or First Lien Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein.

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(b)            Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Representative and Collateral Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.19 of this Agreement and upon such execution and delivery, such Representative and Collateral Agent and the Other First Lien Secured Parties and Other First Lien Obligations of the Series for which such Representative and Collateral Agent is acting shall be subject to the terms hereof.

(c)            Notwithstanding the foregoing, without the consent of any other Representative or First Lien Secured Party, the Applicable Collateral Agent may effect amendments and modifications to this Agreement (at the sole cost and expense, including legal costs and expenses, of the Grantors) to the extent necessary to reflect any incurrence of any Other First Lien Obligations in compliance with the Credit Agreement and the other First Lien Documents, and shall be entitled to conclusively rely on a certificate of an authorized officer of the Company stating that such amendment or modification is authorized by this Agreement and the First Lien Documents.

Section 5.04        Information Concerning Financial Condition of the Grantors and their Subsidiaries.

The Representative and Collateral Agent and the First Lien Secured Parties of each Series shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Grantors and all endorsers and/or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations; provided that, nothing herein shall obligate the 2028 Notes Agent or 2028 Notes Trustee to investigate or keep itself informed of the financial condition of the Company and the Grantors and the risk of nonpayment, beyond that which may be required by the 2028 Notes Agreement. The Representative and Collateral Agent and the other First Lien Secured Parties of each Series shall have no duty to advise the Representative, Collateral Agent or First Lien Secured Parties of any other Series of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Representative or Collateral Agent or any of the other First Lien Secured Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Representative, Collateral Agent or First Lien Secured Parties of any other Series, it or they shall be under no obligation:

(a)            to make, and such Representative and Collateral Agent and such other First Lien Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

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(b)            to provide any additional information or to provide any such information on any subsequent occasion;

(c)            to undertake any investigation; or

(d)            to disclose any information, that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 5.05        Submission to Jurisdiction; Waivers.

The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 5.06 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

Section 5.06        Notices.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail or Canadian postal service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail or Canadian postal service (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Section 5.07        Further Assurances.

Each Representative and Collateral Agent, on behalf of itself and the First Lien Secured Parties represented by it, and the Company and each other Grantor, agree that each of them shall take such further action and shall (at the sole cost and expense, including legal costs and expenses, of the Grantors) execute and deliver such additional documents and instruments (in recordable form, if requested) as any Representative and Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

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Section 5.08        Governing Law.

This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

Section 5.09        Binding on Successors and Assigns.

This Agreement shall be binding upon each Representative and each Collateral Agent, the First Lien Secured Parties and their respective permitted successors and assigns.

Section 5.10        Section Titles.

The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

Section 5.11        Counterparts.

This Agreement may be executed in one or more counterparts, including by means of facsimile or “pdf’ file thereof, each of which shall be an original and all of which shall together constitute one and the same document. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, the Electronic Commerce Act, 2000 (Ontario) or any other similar state, provincial or territorial laws based on, or addressing the subject matter of, the Uniform Electronic Transactions Act.

Section 5.12        Authorization.

By its signature, each party hereto represents and warrants to the other parties hereto that the Person executing this Agreement on behalf of such party is duly authorized to execute this Agreement. The Credit Agreement Agent represents and warrants that this Agreement is binding upon the First Lien Secured Parties. The 2028 Notes Agent represents and warrants that the 2028 Notes Agreement authorizes the 2028 Notes Agent to enter into and perform its obligations under this Agreement, binding the 2028 Notes Secured Parties to the terms hereof.

Section 5.13        No Third Party Beneficiaries; Successors and Assigns.

This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each Collateral Agent, Representative, the First Lien Secured Parties and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of the First Lien Obligations; provided that each Grantor is an intended third-party beneficiary of, and may assert the benefits of Sections 2.04, 5.03(b), 5.03(c) and 5.19. No other Person shall have or be entitled to assert rights or benefits hereunder.

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Section 5.14        Effectiveness.

This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

Section 5.15         Relative Rights.

Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement or any other Credit Agreement Document, the 2028 Notes Agreement or any Other First Lien Agreement or any Other First Lien Document, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or Default under, the Credit Agreement or any other Credit Agreement Documents, the 2028 Notes Document or any Other First Lien Agreement or any Other First Lien Documents, (b) change the relative priorities of the First Lien Obligations or the Liens granted under the First Lien Documents on the Common Collateral (or any other assets) as among the First Lien Secured Parties of any Series, (c) otherwise change the relative rights of the First Lien Secured Parties in respect of the Common Collateral as among such First Lien Secured Parties of any Series or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, if taking or failing to take such action, as the case may be, would otherwise constitute a breach of, or Default under, the Credit Agreement or any other Credit Agreement Document, any 2028 Notes Agreement or any Other First Lien Agreement or any Other First Lien Document. Except as set forth in Section 5.13, none of the Company, any Grantor or any Subsidiary or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor to pay any First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

Section 5.16         References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of any Credit Agreement Document or any Other First Lien Document shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the applicable Credit Agreement Document or Other First Lien Document, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been made in accordance with this Agreement and the applicable Credit Agreement Document or Other First Lien Document.

Section 5.17        Drafting of Agreement. This Agreement embodies arms’ length negotiations and compromises between the parties, was drafted jointly by the parties, and shall not be construed against any party hereto, or such parties’ successors and assigns, if any, by reason of its preparation or drafting of this Agreement. Each of the parties agrees that drafts of this Agreement and modifications reflected in such drafts shall not be utilized in any manner, dispute, or proceeding, including as evidence of any of the parties’ intent or interpretation of this Agreement.

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Section 5.18        Additional Grantors. The Grantors agree that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument reasonably acceptable to the Representatives. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 5.19        Other First Lien Obligations.

(a)            To the extent, but only to the extent, not prohibited by the provisions of the Credit Agreement, the 2028 Notes Indenture and the other First Lien Documents, the Company may incur (x) additional Indebtedness (which for the avoidance of doubt shall include any Indebtedness incurred pursuant to a Refinancing except to the extent constituting Indebtedness under a Replacement Credit Agreement, which shall be addressed by clause (y)) after the date hereof that is secured on an equal and ratable basis with the Liens securing the Credit Agreement Obligations, the 2028 Notes Obligations and the Other First Lien Obligations (such Indebtedness, “Additional First Lien Debt”) and (y) Indebtedness under any Replacement Credit Agreement that is secured on an equal and ratable basis with the Liens securing the Other First Lien Obligations. Any such Additional First Lien Debt and related Other First Lien Obligations may be secured by a Lien on a ratable basis, in each case, under and pursuant to the Other First Lien Documents, if and subject to the condition that the Additional First Lien Collateral Agent and Additional First Lien Representative of any such Additional First Lien Debt, acting on behalf of the holders of such Additional First Lien Debt (such Additional First Lien Collateral Agent, Additional First Lien Representative and holders in respect of any Additional First Lien Debt being referred to as “Additional First Lien Secured Parties”), each becomes a party to this Agreement and the Junior Lien Intercreditor Agreement (if then in effect) by satisfying the conditions set forth in Section 5.19(b). Any Indebtedness and other Credit Agreement Obligations under any Replacement Credit Agreement may be secured by Liens on an equal and ratable basis, in each case, under and pursuant to the Credit Agreement Documents, if and subject to the condition that the Replacement Representative and Replacement Collateral Agent, acting on behalf of the holders of such Credit Agreement Obligations, each becomes a party to this Agreement and the Junior Lien Intercreditor Agreement (if then in effect) by satisfying the conditions set forth in Section 5.19(b).

(b)            In order for an Additional First Lien Representative and Additional First Lien Collateral Agent, or, in the case of a Replacement Credit Agreement, the Replacement Representative and the Replacement Collateral Agent in respect thereof, to become a party to this Agreement,

(i)            such Additional First Lien Representative and such Additional First Lien Collateral Agent or such Replacement Representative and such Replacement Collateral Agent shall have executed and delivered (A) an instrument substantially in the form of Exhibit A (with such changes as may be reasonably approved by each Collateral Agent and such Additional First Lien Representative and such Additional First Lien Collateral Agent or such Replacement Representative and such Replacement Collateral Agent, as the case may be) pursuant to which either (x) such Additional First Lien Representative becomes a Representative hereunder and such Additional First Lien Collateral Agent becomes a Collateral Agent hereunder, and such Additional First Lien Debt and the related Other First Lien Obligations in respect of which such Additional First Lien Representative is the Representative and the related Additional First Lien Secured Parties become subject hereto and bound hereby or (y) such Replacement Representative becomes the Credit Agreement Agent hereunder, such Replacement Credit Agreement becomes the Credit Agreement hereunder and such Credit Agreement Obligations and holders of such Credit Agreement Obligations become subject hereto and bound hereby and (B) a joinder agreement to the Junior Lien Intercreditor Agreement (if then in effect) in the form required thereby or such other form as may be acceptable to the parties thereto;

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(ii)            the Company shall have delivered to each Collateral Agent:

(a)            true and complete copies of each of the Other First Lien Documents relating to such Additional First Lien Debt or the Replacement Credit Agreement, as the case may be, certified as being true and correct by a Responsible Officer of the Company;

(b)            a Designation pursuant to which the Company shall (i) identify the Indebtedness to be designated as Other First Lien Obligations or Credit Agreement Obligations, if applicable, and the initial aggregate principal amount or committed amount thereof, (ii) specify the name and address of the Additional First Lien Collateral Agent and Additional First Lien Representative or the Replacement Collateral Agent and Replacement Representative, if applicable, (iii) certify that such (x) Additional First Lien Debt or (y) Credit Agreement Obligations, as applicable, is permitted by the Credit Agreement, the 2028 Notes Indenture, each other First Lien Document and that the conditions set forth in this Section 5.19 are satisfied with respect to such Additional First Lien Debt and the related Other First Lien Obligations or Credit Agreement Obligations, as applicable and (iv) in the case of a Replacement Credit Agreement, expressly state that such agreement giving rise to the new Indebtedness satisfies the requirements of a Replacement Credit Agreement and is designated as a Replacement Credit Agreement; and

(iii)            the Other First Lien Documents, as applicable, relating to such Additional First Lien Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional First Lien Secured Party with respect to such Additional First Lien Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional First Lien Debt.

(c)            Upon the execution and delivery of a Joinder Agreement by an Additional First Lien Representative and an Additional First Lien Collateral Agent (or the Replacement Representative and the Replacement Collateral Agent, in the case of a Replacement Credit Agreement) in accordance with this Section 5.19, each other Representative and Collateral Agent shall (upon being provided with an officer’s certificate of the Company, if so requested) acknowledge such receipt thereof by countersigning a copy thereof, subject to the terms of this Section 5.19 and returning the same to such Additional First Lien Representative and Additional First Lien Collateral Agent or Replacement Representative and Replacement Collateral Agent, as applicable; provided that the failure of any Representative or Collateral Agent to so acknowledge or return shall not affect the status of such debt as Additional First Lien Debt or a Replacement Credit Agreement, as the case may be, if the other requirements of this Section 5.19 are complied with.

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SECTION 5.20      Collateral Agents. It is understood and agreed that (a) Bank of America is entering into this Agreement in its capacities as administrative agent under the Credit Agreement and the provisions of Article X of the Credit Agreement applicable to Bank of America as administrative agent thereunder shall also apply to Bank of America as the Credit Agreement Agent hereunder and (b) U.S. Bank is entering into this Agreement in its capacity as Collateral Agent under the 2028 Notes Indenture and all of the rights, privileges, indemnities and immunities of the Collateral Agent under the 2028 Notes Indenture, including, but not limited to the provisions of Article VII of the 2028 Notes Indenture, applicable to U.S. Bank as Collateral Agent thereunder shall also apply to U.S. Bank as the 2028 Notes Agent hereunder.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A.
as Credit Agreement Agent

By:	/s/ Michelle D. Diggs
Name:	Michelle D. Diggs
Title:
Officer

Notice Address:

Mail Code: TX2-981-02-29

BUILDING B

7105 CORPORATE DR

PLANO, TX, 75024
Attn: Michelle D. Diggs

[RBA – Signature Page to Pari Passu Intercreditor Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as 2028 Notes Agent and as 2028 Notes Trustee

By:	/s/ Linda A. McConkey
Name:	Linda A. McConkey
Title:	Vice President

Notice Address:

U.S. Bank Trust Company, National Association

Global Corporate Trust

555 SW Oak Street, PD-OR-P7TD, Portland, OR 97204

Attention: Linda A. McConkey

[RBA – Signature Page to Pari Passu Intercreditor Agreement]

CONSENT OF COMPANY AND GRANTORS

Dated: March 20, 2023

Reference is made to the First Lien Pari Passu Intercreditor Agreement, dated as of the date hereof, between Bank of America, N.A., as Credit Agreement Agent, and U.S. Bank Trust Company, National Association, as 2028 Notes Agent and as 2028 Notes Trustee (such agreement as in effect on the date hereof, the “First Lien Pari Passu Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the First Lien Pari Passu Intercreditor Agreement.

Each of the undersigned Grantors has read the foregoing First Lien Pari Passu Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing First Lien Pari Passu Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing First Lien Pari Passu Intercreditor Agreement and agrees that, except as otherwise provided therein, no First Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing First Lien Pari Passu Intercreditor Agreement, the Credit Agreement Documents or the Other First Lien Documents. Each Grantor understands that except as set forth in Section 5.13 of the First Lien Pari Passu Intercreditor Agreement, the First Lien Pari Passu Intercreditor Agreement is for the sole benefit of the First Lien Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof.

Without limitation to the foregoing, each Grantor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Credit Agreement Agent or any Other First Lien Collateral Agent (or any of their respective agents or representatives) may reasonably request to effectuate the terms of and the lien priorities contemplated by the First Lien Pari Passu Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Credit Agreement or Other First Lien Agreement.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:	/s/ Eric Jacobs
Name:	Eric Jacobs
Title:	Chief Financial Officer

RITCHIE BROS. AUCTIONEERS (CANADA) LTD.
RITCHIE BROS. HOLDINGS LTD.
RITCHIE BROS. PROPERTIES LTD.
ROUSE SERVICES CANADA LTD.
IRONPLANET CANADA LTD.
RITCHIE BROS. FINANCIAL SERVICES LTD.
RITCHIE BROS. FINANCE LTD.
RITCHIE BROS. REAL ESTATE SERVICES LTD.
AUTOMOTIVE RECOVERY SERVICES, INC.
INSURANCE AUTO AUCTIONS, INC.
IAA HOLDINGS, INC.
AXLE HOLDINGS, INC.
IAA HOLDINGS, LLC

By:	/s/ Eric Jacobs
Name:	Eric Jacobs
Title:	President

ICA CONSENT OF COMPANY AND GRANTORS

RITCHIE BROS. AUCTIONEERS (AMERICA) INC.
RITCHIE BROS. HOLDINGS INC.
RITCHIE BROS. PROPERTIES INC.
RBA HOLDINGS INC.
RITCHIE BROS. ASSET SOLUTIONS INC.
ROUSE ANALYTICS LLC
ROUSE SALES LLC
ROUSE APPRAISALS LLC
ROUSE SERVICES LLC
SALVAGESALE MEXICO HOLDING LLC

By:	/s/ Timothy Kirschbaum
Name:	Timothy Kirschbaum
Title:	Secretary and Treasurer

ASSETNATION, INC.

By:	/s/ Timothy Kirschbaum
Name:	Timothy Kirschbaum
Title:	Secretary

IRONPLANET, INC.

By:	/s/ Timothy Kirschbaum
Name:	Timothy Kirschbaum
Title:	Treasurer

ICA CONSENT OF COMPANY AND GRANTORS

SMARTEQUIP, INC.
IRONPLANET MOTORS, LLC
RITCHIE BROS. FINANCIAL SERVICES (AMERICA) INC.
By:	/s/ Darren Jeffrey Watt
Name: Darren Jeffrey Watt
Title: Secretary

KRUSE ENERGY & EQUIPMENT AUCTIONEERS, LLC
By:	/s/ Darren Jeffrey Watt
Name:	Darren Jeffrey Watt
Title:	Manager

ICA CONSENT OF COMPANY AND GRANTORS

Exhibit A
to First Lien Pari Passu Intercreditor Agreement

FORM OF JOINDER AGREEMENT

JOINDER NO. [       ] dated as of [              ], 20[ ] (the “Joinder Agreement”) to the FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT, dated as of March 20, 2023 (as amended, restated, renewed, extended, supplemented, waived, replaced or otherwise modified from time to time, the “Pari Passu Intercreditor Agreement”), among BANK OF AMERICA, N.A., as Credit Agreement Agent, U.S. Bank Trust Company, National Association, as 2028 Notes Agent and 2028 Notes Trustee, and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by Ritchie Bros. Auctioneers Incorporated, a Canadian corporation (the “Company”) and the other Grantors signatory thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B.            As a condition to the ability of the Company to incur [Other First Lien Obligations] [Credit Agreement Obligations under the Replacement Credit Agreement] and to secure such [Other First Lien Obligations] [Credit Agreement Obligations] with the liens and security interests created by the [Other First Lien Collateral Documents] [Credit Agreement Collateral Documents], the [Additional First Lien Representative in respect of such Additional First Lien Debt] [Replacement Representative in respect of the Credit Agreement Obligations under the Replacement Credit Agreement] is required to become [a Representative][the Credit Agreement Agent], and the [Additional First Lien Collateral Agent in respect of such Additional First Lien Debt ] [Replacement Collateral Agent in respect of the Credit Agreement Obligations under the Replacement Credit Agreement] is required to become [a Collateral Agent][the Credit Agreement Agent] and the [Additional First Lien Debt and the Additional First Lien Secured Parties] [Credit Agreement Secured Parties] in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.19 of the Pari Passu Intercreditor Agreement provides that such [Additional First Lien Representative may become a Representative][Replacement Representative may become the Credit Agreement Agent], such [Additional First Lien Collateral Agent may become a Collateral Agent][Replacement Collateral Agent may become the Credit Agreement Agent], and such [Additional First Lien Secured Parties] [Credit Agreement Secured Parties] may become subject to and bound by the Pari Passu Intercreditor Agreement, pursuant to the execution and delivery by the [Additional First Lien Representative] [Replacement Representative] and the [Additional First Lien Collateral Agent] [Replacement Collateral Agent] of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.19 of the Pari Passu Intercreditor Agreement. The undersigned [Additional First Lien Representative][Replacement Representative] (the “New Representative”) and [Additional First Lien Collateral Agent][Replacement Collateral Agent] (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Pari Passu Intercreditor Agreement.

Accordingly, the New Representative and the New Collateral Agent agree as follows:

Exhibit A-1

SECTION 1.      In accordance with Section 5.19 of the Pari Passu Intercreditor Agreement, (i) the New Representative and the New Collateral Agent by their signatures below become [a Representative and a Collateral Agent][the Credit Agreement Agent], respectively, under, and the related [Additional First Lien Debt][Replacement Credit Agreement] and [Additional First Lien Secured Parties][Credit Agreement Secured Parties] become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative and New Collateral Agent had originally been named therein as [a Representative or a Collateral Agent][the Credit Agreement Agent], respectively, [and] (ii) the New Representative and the New Collateral Agent, on their behalf and on behalf of such [Additional First Lien Secured Parties] [Credit Agreement Secured Parties], hereby agree to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to them as [Representative and Collateral Agent][Credit Agreement Agent], respectively, and to the [Additional First Lien Secured Parties] [Credit Agreement Secured Parties] that they represent as [Other First Lien Secured Parties][Credit Agreement Secured Parties and (iii) the Replacement Credit Agreement hereby becomes the Credit Agreement]. Each reference to [a “Representative”][“Credit Agreement Agent”] in the Pari Passu Intercreditor Agreement shall be deemed to [include][refer to] the New Representative, [and] each reference to [a “Collateral Agent”][“Credit Agreement Agent”] in the Pari Passu Intercreditor Agreement shall be deemed to [include][refer to] the New Collateral Agent [and each reference to the “Credit Agreement” shall be deemed to refer to the Replacement Credit Agreement]. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.      Each of the New Representative and New Collateral Agent represent and warrant to each Collateral Agent, each Representative and the other First Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (iii) the [Other First Lien Documents relating to such Additional First Lien Debt provide][Replacement Credit Agreement provides] that, upon the New Representative’s and the New Collateral Agent’s entry into this Joinder Agreement, the [Additional First Lien Secured Parties][Credit Agreement Secured Parties] in respect of such [Other First Lien Obligations][Credit Agreement Obligations] will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as [Other First Lien Secured Parties][Credit Agreement Secured Parties].

SECTION 3.      This Joinder Agreement may be executed in one or more counterparts, including by means of facsimile or “pdf’ file thereof, each of which shall be an original and all of which shall together constitute one and the same document. The words “execution,” “signed,” “signature,” and words of like import in this Joinder or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, the Electronic Commerce Act, 2000 (Ontario) or any other similar state, provincial or territorial laws based on, or addressing the subject matter of, the Uniform Electronic Transactions Act.

Exhibit A-2

SECTION 4.      Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5.      This Joinder Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

SECTION 6.      The terms of this Joinder Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.      All communications and notices hereunder shall be in writing and given as provided in Section 5.06 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to them at their respective addresses set forth below their signatures hereto.

SECTION 8. Section 5.05 of the Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

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Exhibit A-3

IN WITNESS WHEREOF, the New Representative and New Collateral Agent have duly executed this Joinder Agreement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as
[ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Exhibit A-4

.

Receipt acknowledged by:
BANK OF AMERICA, N.A.,
as Credit Agreement Agent

By:
Name:
Title:

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as 2028 Notes Agent

By:
Name:
Title:

[OTHERS AS NEEDED]

Exhibit A-5

Exhibit B

to First Lien Pari Passu Intercreditor Agreement

[FORM OF]
DEBT DESIGNATION

Reference is made to the First Lien Pari Passu Intercreditor Agreement, dated as of March 20, 2023 (as amended, restated, renewed, extended, supplemented, waived, replaced or otherwise modified from time to time, the “Pari Passu Intercreditor Agreement”), among BANK OF AMERICA, N.A., as Credit Agreement Agent, and U.S. Bank Trust Company, National Association, as 2028 Notes Agent and 2028 Notes Trustee, and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by Ritchie Bros. Auctioneers Incorporated, a Canadian corporation (the “Company”), and the other Grantors signatory thereto. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Pari Passu Intercreditor Agreement. This Debt Designation is being executed and delivered in order to designate [additional Indebtedness and other related First Lien Obligations] [Credit Agreement Obligations] entitled to the benefit and subject to the terms of the Pari Passu Intercreditor Agreement.

The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of the Company that:

(a)            [insert name of the Company or other Grantor] intends to incur Indebtedness in the initial aggregate [principal/committed amount] of [ ] pursuant to the following agreement: [describe [credit agreement, indenture, other agreement giving rise to Additional First Lien Debt][Replacement Credit Agreement (“New Agreement”)]] which will be [Other First Lien Obligations] [Credit Agreement Obligations];

(b)            (i) the name and address of the [Additional First Lien Representative for the Additional First Lien Debt and the related Other First Lien Obligations] [Replacement Representative for the Replacement Credit Agreement] is:

_____________________________

_____________________________

Telephone: ___________________

Fax:      _______________________

(ii) the name and address of the [Additional First Lien Collateral Agent for the Additional First Lien Debt and the related Other First Lien Obligations] [Replacement Collateral Agent for the Replacement Credit Agreement] is:

_____________________________

_____________________________

Telephone: ___________________

Exhibit B-1

Fax:      _______________________

[and]

(a)            such [Additional First Lien Debt and the related Other First Lien Obligations] [Credit Agreement Obligations] is permitted by each First Lien Document and the conditions set forth in Section 5.19 of the Pari Passu Intercreditor Agreement are satisfied with respect to such [Additional First Lien Debt and the related Other First Lien Obligations][Credit Agreement Obligations] [insert for Replacement Credit Agreements only: ; and

(b)            the New Agreement satisfies the requirements of a Replacement Credit Agreement and is hereby designated as a Replacement Credit Agreement].

Exhibit B-2

IN WITNESS WHEREOF, the Company has caused this Debt Designation to be duly executed by the undersigned officer as of ___________________, 20____.

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:
Name:
Title:

Exhibit B-3